UNIVERSITY MASTER AGREEMENT
                                       for
                           ONLINE EDUCATIONAL SERVICES

             UNIVERSITY ONLINE, INC. and __________________________


         This Agreement is made as of the ____ day of ____, ____, by and between University Online, Inc., a Delaware corporation with its principal place of business located at 105 W. Broad Street, Falls Church, Virginia ("UOL") and __________________________, a _________________________________________________
__________________   ("Provider")  with  its  principal  place  of  business  at
__________________________________________.

                                    Recitals

A. UOL is in the business of developing, publishing and distributing multimedia educational software for distance learning, including providing online resources and technology to institutions of higher learning in order to facilitate their provision of online courses and programs.

B.       ______________________________  is  a  _______________________ offering
         ____________________ to its target audience of students.

C. Provider is interested in developing, coordinating and maximizing its online educational capabilities with respect to its programs including offering specific courses and possibly entire degree or certification programs in a distance learning format with online components.

D. Provider has developed extensive course materials (collectively, the "Courses"), which it desires to publish electronically and distribute in an online format in connection with the provision of courses online.

E. UOL and Provider desire to enter into this Agreement pursuant to which the parties will align to select, plan, and develop distance learning courses and programs with online components for the academic centers of the Provider System (the "Online Courses"). UOL and Provider will jointly develop and distribute the distance learning programs through the marketing efforts of both UOL and Provider and allocate the sharing of revenues and profits from the commercialization of such Online Courses.


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NOW, THEREFORE, the parties hereto agree as follows:

 1.   Provider Representations and Warranties

         1.1 Provider hereby represents and warrants that the undersigned it is a duly authorized representative of Provider, with full power and authority to enter into this Agreement, binding Provider to the terms hereof.

         1.2 Provider hereby represents and warrants that all rights to the Courses are legally and equitably owned solely by Provider or that Provider has the exclusive rights to the exploitation of the Courses as contemplated hereby.

         1.3 Provider hereby represents and warrants that it is not bound by any other agreement, restriction or obligation that could in any way interfere or be inconsistent with the rights and obligations set forth herein.

         1.4 Provider hereby represents and warrants that the Courses do not infringe any patent known to Provider, nor infringe or violate any copyright, trade secret or any other proprietary or other right of any third party.

2.       Online Course Development

         2.1 Attached is the course development plan that will set forth sufficient detail of all of the milestones (with applicable target completion dates), generally identified on Exhibit A hereto, which may be necessary or desirable for the successful development and distribution of the Online Courses.

         2.2 UOL shall provide the online technology, software, and hardware required for the creation, operation, and maintenance of the Online Courses, including data and information management for enrollment, and student management.

         2.3 Subject to the terms and conditions of this Agreement, as this Agreement may be amended with a "Course Addendum" in the form attached hereto as Exhibit B, the parties will jointly identify those educational programs from the Provider System for conversion to Online Courses.

         2.4 UOL shall use its best efforts to design, develop, and otherwise create the Online Courses for each of the Courses which is the subject of a Course Addendum. The costs and responsibilities in respect of such design, development and creation shall be allocated pursuant to the agreement of the parties on a course-by-course basis as provided in Exhibit B or in the Course Addendum for that product. The

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                  Online  Courses  shall  conform as nearly as  possible  to the
                  product   descriptions   set  forth  in  the  relevant  Course
                  Addendum.

         2.5 Provider shall provide access to Provider faculty, administrators, and other academic support to facilitate UOL's conversion of the Provider Courses and shall provide course administration with respect to each of the Courses identified for online conversion; Provider shall take all necessary action to ensure that the Online Courses receive Provider accreditation and, where appropriate, certification.

         2.6 As between UOL and Provider, all copyrights and other interests in the Courses are and shall be exclusively owned by Provider; all copyrights and other interests in the Online Courses shall be owned jointly by UOL and Provider; and all online distribution rights of the Online Courses shall be owned exclusively by UOL, it being expressly understood and agreed that exploitation of the Online Courses shall be only as set forth in this Agreement (as amended pursuant to the Course Addenda).

         2.7 The parties expressly acknowledge and agree that UOL may seek copyright and/or trade secret protection for the computer-based portions and code of the Online Courses and UOL's student management and courseware development systems unrelated to the content matter of the Courses.

         2.8 While UOL will develop and establish an online enrollment system for Provider that can be centrally administered by the home campus registrar office to enroll students in the Online Courses worldwide, Provider will handle all enrollment per its normal course of business until that time. This future system will conform to Provider's existing systems and procedures for enrollment and UOL will consult with Provider administrators to ensure the system is efficient, easy to use, and meets their needs.

         2.9 Provider will select faculty to author the Online Courses. Provider and UOL will have final approval authority on the faculty members and subject-matter experts that are selected as an Online Course Author.

3.       Marketing and Distribution

         3.1 UOL and Provider shall use their reasonable best efforts to market and promote the Online Courses, build market awareness of the Online Courses, and maximize use of the Online Courses by Provider's students and by users of UOL's services in their capacity as end users. UOL agrees to provide a __% cooperative royalty of UOL's revenues derived from the Online Course to Provider for use on approved marketing campaigns for the Online Course.

         3.2 UOL shall have the exclusive worldwide online rights to the sale, license, and



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                  distribution of the Online Courses. UOL will market the Online
                  Courses  to  user's  of its  services  in  their  capacity  as
                  end-users  and  corporate   external   distribution   channels
                  ("Marketing Partners"). Marketing Partners are defined as corporations that act solely as a selling agent, not an accrediting institution, that attracts students to classes given by the Provider. However, UOL shall not sell, license or distribute the Online Courses to its Marketing Partners, resellers, remarketers, brokers or other entities without the prior written consent of Provider as expressed in Exhibit C. Provided, however, that the parties expressly contemplate that
                  UOL  will  offer  the  Online   Courses   pursuant   to  UOL's
                  distribution  agreements  with its  Marketing  Partners,  each
                  Marketing   Partner  will  be  added  to  this   Agreement  as
                  appropriate with the joint approval of UOL and Provider in Exhibit C.

         3.3 Provider agrees that the tradename and trade dress of UOL may be used in connection with promotion of the Online Courses. Upon the written approval of Provider, UOL may use marketing and promotional materials for the Online Courses making reference to the Provider name, trademarks, and service marks.

4.       Pricing and Revenue Sharing

         4.1 UOL and Provider will jointly determine the prices at which the Online Courses will be offered, but not lower than
                  Provider's typical tuition. Provider agrees to bill subscribers according to the price schedule so agreed upon. For the purposes of this Agreement, typical Provider tuition charges for its Courses will apply to the Online Courses unless indicated otherwise in Exhibit B in the Course Addenda.

         4.2 UOL and Provider shall share the "Gross Revenues" (defined below) based on the relative rights and responsibilities with respect to each Online Course, as more particularly set forth in Exhibit B or a separate Course Addendum for that Online Course.

         4.3 Provider shall be solely responsible for payment of any and all royalties attributable to the Courses and Online Courses (e.g., to content providers) provided by Provider pursuant to the appropriate Course Addendum.

         4.4 UOL shall bill Provider for its share of the Gross Revenues derived from the Online Courses 30 days after each class begins and the roster is confirmed (pursuant to the relevant Course Addendum).

5.       Term and Termination

         5.1 This Agreement will be in effect from the date hereof through the fifth anniversary thereof, unless sooner terminated at the convenience of Provider or pursuant to Section 5.2 below. At the expiration of the initial term, this Agreement shall be renewed automatically for one year terms unless a party hereto

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                  gives sixty (60) days notice of intent to terminate at the end of the then term.

         5.2 This Agreement may be terminated, upon written notice, upon the occurrence of any of the following events:

                  (a) The breach of a material provision of this Agreement by either party which is not cured within ninety (90) days of written notice of such breach given to the breaching party, then this Agreement may be terminated by the non-breaching party;

                  (b) In the event that either party shall be adjudged insolvent or bankrupt, or upon the institution of any proceedings by seeking relief, reorganization or arrangement under any laws relating to insolvency, or if any involuntary petition in bankruptcy is filed against such party and said petition is not discharged within sixty (60) days after such filing, or upon any assignment for the benefit of its creditors, or upon the appointment of a receiver, liquidator or trustee of any of its assets, or upon the liquidation, dissolution or winding up of its business (each of which shall be deemed an "Event of Bankruptcy"), then the party affected by any such Event of Bankruptcy shall immediately give notice thereof to the other party and the other party may at its option terminate this Agreement upon written notice; or

                  (c) The mutual agreement of the parties hereto, expressed in a written document signed by both parties.

6.       Effect of Termination

         6.1. In the event of termination of this Agreement for any reason (at expiration of its term or earlier termination), UOL shall be entitled to retain its exclusive worldwide license to distribute the Online Courses, electronically in an online format, for the duration of the copyright term(s) applicable to the Online Course(s).

                   6.2. Termination of this Agreement shall not affect UOL's obligation to pay to Provider a royalty in respect of post-termination sales of Online Courses, as set forth in the relevant Course Addenda. Provider shall retain its ownership of the Courses.

         6.2.     The  termination of this Agreement  shall in no way effect the
                  continued   applicability  of  the  provisions  set  forth  in
                  Sections 2.6, 4.3, 6.1, 7.1, 7.2 and 7.3.

7.       Other

         7.1. Indemnification. Each party shall defend, indemnify and hold harmless the other


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                  party and its officers,  directors,  owners and employees from and against any and all loss, liability, claims, damage, cost or expense (including attorneys' fees and costs) relating to
                  breach   of  any   warranties   or   representations   by  the
                  indemnifying party herein, or any claims which, if true, would
                  contradict   any   warranties   or   representations   by  the
                  indemnifying party herein, provided that the indemnified party must give the indemnifying party prompt notice of any claims covered by this indemnity and the indemnifying party shall control defense and settlement of all third party claims hereunder.

         7.2. Warranty Disclaimer and Liability Limitation. EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, IN REGARD TO ANY INFORMATION, PRODUCT OR SERVICE FURNISHED BY IT HEREUNDER, INCLUDING WITHOUT LIMITATION ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE UNDER ANY CIRCUMSTANCES FOR LOSS OF PROFITS OR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR ANY EXPRESS INDEMNITY OBLIGATIONS HEREUNDER.

         7.3. Arbitration. Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof, shall be solely and finally settled by arbitration as herein provided. Except as they may be modified by the parties' mutual agreement, the commercial arbitration rules of the American Arbitration Association (the "Rules") shall govern any arbitration contemplated by this
                  Section 8.3. The arbitration shall be conducted where best suited for the resolution of the dispute in light of the convenience of the parties and their documents and witnesses. The arbitration shall be conducted by one arbitrator who shall be selected in accordance with the Rules. Nothing herein contained shall limit the right of either party to seek to obtain in any court of competent jurisdiction any interim relief or provisional remedy, including injunctive relief. Seeking or obtaining such interim relief or provisional remedy in a court shall not be deemed a waiver of this agreement to arbitrate. Any award rendered by the arbitrator shall be final and not subject to judicial review. Judgment on the award of the panel may be entered and the prevailing party may seek enforcement thereof in any court having jurisdiction over the parties or their assets.

         7.4. Assignability. This Agreement may not be assigned, sublicensed or transferred by either party without the prior written consent of the other party.

         7.5. Notices. All notices hereunder shall be given in writing at the addresses set forth above. The parties shall promptly notify each other in writing of any change in address. Notice given by express courier requiring signature upon delivery shall



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                  be deemed  delivered  on the day of  receipt  by the  notified party or someone who purports to sign on behalf of the notified party.

         7.6. Governing law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Virginia, without regard to the choice of law rules of that State.

         7.7. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. It may be amended only with a writing signed by both parties.

         IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have executed this Agreement as of the day and year first above written.

University Online, Inc.                     ________________________



By: _______________________                 By:  _______________________________


Carl Tyson, President & COO



Date: _____________________                 Date:  _____________________________